EXHIBIT 99.2
GLENAYRE TECHNOLOGIES, INC. 2006 First Quarter Results ENTERTAINMENT DISTRIBUTION COMPANY

Safe Harbor/Non GAAP/Pro Forma Statements Forward-Looking Statements This material contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company's current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in the Company's most recently filed Annual Report on Form 10-K and the Company's most recently filed Quarterly Report on Form 10-Q. These factors include, but are not limited to restructuring activities; potential intellectual property infringement claims; potential acquisitions and strategic investments; volatility of stock price; ability to attract and retain key personnel; competition; variability of quarterly results and dependence on key customers; potential market changes resulting from rapid technological advances; proprietary technology; potential changes in government regulation; international business risks; continuation and expansion of third party agreements; sensitivity to economic trends and customer preferences; increased costs or shortages of raw materials or energy; dependence on Universal Music Group; potential inability to manage successful production; advances in technology and changes in customer demands; variability in production levels; and development of digital distribution alternatives including copying and distribution of music and video files. The Company assumes no obligation to update any forward-looking statements and does not intend to do so. Non-GAAP Measures This material refers to the following Non-GAAP measure: EBITDA from continuing operations (income (loss) from continuing operations before net interest income, taxes and depreciation and amortization). The last page of this material shows the reconciliation of income (loss) from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), to EBITDA from continuing operations. These measures are presented because the Company believes that such information is commonly used in both the telecommunications industry and the entertainment industry as one measure of a company's operating performance. These measures are not determined in accordance with generally accepted accounting principles, they are not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP. EBITDA from continuing operations, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies as a result of which comparisons could be misleading. Pro Forma Financial Information On May 31, 2005, the Company's newly formed Entertainment Distribution Company division ("EDC") acquired Universal Music Group's North American and central European CD and DVD manufacturing and distribution operations. Accordingly, for comparative purposes this material includes pro forma financial information which summarizes the combined results of operations of Glenayre and the operations of EDC on a pro forma basis, as though the companies had been combined as of the beginning of each of the periods presented. For a description of certain assumptions and adjustments made in preparing the pro forma financial information, see the notes to the Company's financial statements contained in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and the pro forma financial statements filed with the current report on Form 8-K filed in connection with the EDC Acquisition.

2006 First Quarter Financial Summary

2006 First Quarter Consolidated Cash Flow

2006 First Quarter Balance Sheet Highlights Includes $16.5 mm held as security related to Wachovia Credit Facility.

Summary of Tax Loss Carryforwards Summary at December 31, 2005: The Company has realized U.S. Federal NOLs of $277 million of which $244 million are unrestricted. In addition, the Company has foreign NOLs of $45 million. Expiration Schedule of the unrestricted U.S. Federal NOLs: ($ in Millions)

2006 First Quarter Financial Summary

2006 First Quarter Financial Summary

2006 First Quarter Reconciliation of Non-GAAP Statements